Exhibit 99.1

Supernus Pharmaceuticals to Announce First Quarter 2022 Financial Results and Host
Conference Call on May 9, 2022

ROCKVILLE, Md., May 2, 2022 - Supernus Pharmaceuticals, Inc. (Nasdaq: SUPN), a biopharmaceutical company focused on developing and commercializing products for the treatment of central nervous system (CNS) diseases, today announced that the Company expects to report financial and business results for the first quarter of 2022 after the market closes on Monday, May 9, 2022.

Jack Khattar, President and CEO, and Tim Dec, Senior Vice President and CFO, will host a conference call to present the first quarter 2022 financial and business results on Monday, May 9, 2022 at 4:30 p.m. ET. Following management’s prepared remarks and discussion of business results, the call will be open for questions.

A live webcast will be available in the Events & Presentation section of the Supernus website at www.supernus.com.

Please refer to the information below for conference call dial-in information. Callers should dial in approximately 10 minutes prior to the start of the call.

Conference dial-in:	(877) 288-1043
International dial-in:	(970) 315-0267
Conference ID:	9693726
Conference Call Name:	Supernus Pharmaceuticals First Quarter 2022 Results Conference Call
Following the live call, a replay will be available on the Company’s website, www.supernus.com, under the Investor Relations section. The webcast will be available on the Company’s website for 60 days following the live call.

About Supernus Pharmaceuticals, Inc.

Supernus Pharmaceuticals is a biopharmaceutical company focused on developing and commercializing products for the treatment of central nervous system (CNS) diseases.

Our diverse neuroscience portfolio includes approved treatments for epilepsy, migraine, ADHD, hypomobility in Parkinson’s disease (PD), cervical dystonia, chronic sialorrhea, dyskinesia in PD patients receiving levodopa-based therapy, and drug-induced extrapyramidal reactions in adult patients. We are developing a broad range of novel CNS product candidates including new potential treatments for hypomobility in PD, epilepsy, depression, and other CNS disorders.

For more information, please visit www.supernus.com.

CONTACTS:

Jack A. Khattar, President and CEO
Tim Dec, Senior Vice President and CFO
Supernus Pharmaceuticals, Inc.
Tel: (301) 838-2591

or

INVESTOR CONTACT:
Peter Vozzo
ICR Westwicke
Office: (443) 213-0505
Mobile: (443) 377-4767
Email: peter.vozzo@westwicke.com